UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 7, 2005 (October 5, 2005)
LOUDEYE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington		98144

(Address of Principal Executive Offices)		Zip Code
(206) 832-4000

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.
     On October 5, 2005, Loudeye Corp. and its wholly-owned subsidiary Loudeye Enterprise Communications, Inc. (collectively “Loudeye”) entered into the First Amendment of Lease with 1130 Rainier LLC as Lessor. This agreement amended the Lease Agreement dated December 23, 2003 for Loudeye’s headquarters offices at 1130 Rainier Avenue South, Seattle, Washington in the following manner:
1.	The lease term is extended for a period of two (2) years beginning January 1, 2006, and ending December 31, 2007. Loudeye retains an option to terminate the Lease as of December 31, 2006, upon giving Lessor written notice of its exercise of this option on or before June 30, 2006.

2.	The annual basic rent payable by Loudeye under the lease was revised as follows

Year	Annual Rent	Monthly Rent
2006	$939,442.50	$78,268.88
2007	$960,319.00	$80,026.58
3.	Loudeye is required to pay a security deposit on or before January 3, 2006, totaling $320,106.34. This security deposit will be applied to the final four months of rent that become due prior to the scheduled termination of the extended term of the Lease in December 2007.
4.	Loudeye has one (1) option to extend the lease for the premises then leased for a period of three (3) years by providing Lessor with its written notice of exercise of the option no later than March 31, 2007.
Item 9.01 Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits.
10.1	First Amendment dated October 5, 2005 to Lease Agreement dated December 30, 2003, for offices at 1130 Rainier Avenue South, Seattle, Washington
..

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: October 7, 2005	By:	/s/ Ronald M. Stevens
Ronald M. Stevens
Chief Financial Officer and Chief Operating Officer